UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 2, 2009
Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989
Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement
On April 2, 2009, First Community Bancshares, Inc. entered into a definitive agreement and plan of merger to acquire TriStone Community Bank, located in Winston-Salem, North Carolina. First Community will acquire TriStone in a merger transaction valued at approximately $9.9 million, based on First Community’s closing price of $12.49 on April 2, 2009. Under the terms of the merger agreement, TriStone will merge with and into First Community Bank, N. A., and shareholders of TriStone will be entitled to receive 0.5262 shares of First Community common stock for each share of TriStone common stock owned. The value of the transaction and value of each share of TriStone common stock on consummation of the merger may be higher or lower depending on the value of First Community’s common stock on such date.
The transaction is expected to be completed during the third quarter of 2009, pending regulatory approvals, the approval of shareholders of TriStone, and the satisfaction of other closing conditions.
The merger agreement is attached to this Form 8-K as Exhibit 2.1 and is incorporated by reference herein. The press release announcing the merger is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

2.1	Agreement dated April 2, 2009, among First Community Bancshares, Inc., First Community Bank, N. A., and TriStone Community Bank

99.1	Press release dated April 2, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: April 3, 2009	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer